EXHIBIT 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this Amendment No. l to Schedule 13G (“Schedule 13G/A”) jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13G/A and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of to such a statement on Schedule 13G/A with respect to the Series A Common Stock of Maxcom Telecomunicaciones, S.A.B. de C.V. beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G/A.

Dated: February 13, 2009

NEXUS-MAXCOM HOLDINGS I, LLC

By:	Nexus-Banc of America Fund II, L.P.
Its:	Manager

By:	Nexus Partners II, L.P.
Its:	General Partner

By:	Nexus Partners I, LLC
Its:	General Partner

By:	/s/ Jacques Gliksberg

Name: Jacques Gliksberg
Its:	Manager

NEXUS PARTNERS I, LLC

By:	/s/ Jacques Gliksberg

Name: Jacques Gliksberg
Its:	Manager

NEXUS-PARTNERS II, L.P.

By:	Nexus Partners I, LLC
Its:	General Partner

By:	/s/ Jacques Gliksberg

Name: Jacques Gliksberg
Its:	Manager

NEXUS-BANC OF AMERICA FUND II, L.P.

By: Its:	Nexus Partners II, L.P. General Partner

By: Its:	Nexus Partners I, LLC General Partner

By:	/s/ Jacques Gliksberg

Name: Jacques Gliksberg
Its:	Manager

By:	/s/ Jacques Gliksberg

Name: Jacques Gliksberg

By:	/s/ Marco Viola

Name: Marco Viola